Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

Issuance Date: [●], 2020	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, Powerbridge Technologies Co., Ltd., a Cayman Islands exempted company with limited liability (“Borrower”), promises to pay to [●], or its successors or assigns (“Holder”), the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to conversion or otherwise, (the “Principal”)) and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Issuance Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of six percent (6.0%) per annum from the Issuance Date until the same is paid in full. This Note is issued pursuant to that certain Securities Purchase Agreement dated [●], 2020, as the same may be amended from time to time, by and among Borrower and the purchaser signatory thereto (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1.	Payment; Prepayment.

1.1.	Payment.

All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Holder at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) Principal.

1.2.	Prepayment.

Except as otherwise set forth in this Note, the Company may not prepay any portion of the Principal of this Note without the prior written consent of the Holder.

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2.	Holder Optional Conversion.

2.1.	Holder Conversions.

Holder has the right at any time 7 (seven) calendar days after the Issuance Date until the Outstanding Balance has been paid in full (such date, the “Conversion Date”), at its election, to convert (“Holder Conversion”) all or any part of the Outstanding Balance into shares (each instance of conversion is referred herein as “Conversion Shares”) of fully paid and non-assessable ordinary share, $0.00166667 par value per share (“Ordinary Share”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Holder Conversion Price (as defined below). The holder conversion notice in the form attached hereto as Exhibit A (each, a “Holder Conversion Notice”) may be effectively delivered to Borrower by any method of Holder’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Holder Conversions shall be cashless and not require further payment from Holder. Borrower shall deliver the Conversion Shares from any Holder Conversion to Holder in accordance with Section 6 below.

2.2.	Holder Conversion Price.

Subject to adjustment as set forth in this Note, the Holder may convert all or any portion of the Outstanding Balance into Ordinary Share on a conversion price (the “Holder Conversion Price”) equal to the lesser of i) $2.00 per share (the “Fixed Conversion Price”) or ii) 75% of the daily VWAPs (as reported by Bloomberg) for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the date of Holder Conversion Notice.

Notwithstanding any provision in this Note, the Company shall not cause the Holder Conversion Price to be less than $1.80 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction occurring after the date of the Purchase Agreement) (or such lower price as mutually determined by the Company and the Holder in writing, subject to the prior consent of the principal market, if required) (the “Floor Price”).

2.3.	Conversion Procedure.

In connection with any conversion pursuant to Section 2.1, as soon as reasonably practicable following the receipt of a Holder Conversion Notice, Holder shall surrender to the Company this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Holder agrees to indemnify the Company from any loss incurred by it in connection with such loss or destruction of this Note).

Promptly following such surrender of the Note to the Company, (A) the Company shall update its transfer agent to record the number of Conversion Shares to which Holder shall be entitled upon such conversion, issued as fully paid to Holder and deliver to Holder a certified true copy of such updated shareholder list, (B) the Company shall issue and deliver to Holder a certificate or certificates for the Conversion Shares.

Except for the Holder Conversion made pursuant to Section 2, neither the Holder, or any affiliate of the Holder which (x) had or has knowledge of the transactions contemplated by the Purchase Agreement, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, in respect of the Securities, or (z) is subject to the Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), shall directly or indirectly, execute any Short Sales while the Note is outstanding.

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2.4.	Reservation of Shares Issuable Upon Conversion.

The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Share solely for the purpose of effecting the conversion of this Note such number of Ordinary Share as shall from time to time be sufficient to effect the conversion of the Note (“Share Reserve”); and if at any time the number of authorized but unissued Ordinary Share shall not be sufficient to effect the conversion of the entire outstanding Principal of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Ordinary Share to such number of shares as shall be sufficient for such purposes.

3.	Defaults, Remedies, and Adjustments.

3.1.	Defaults.

The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any Principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement); (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Holder herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) Borrower fails to maintain the Share Reserve as required under the Section 2.4; (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Holder; (l) Borrower fails to maintain its DWAC Eligibility; (m) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements; (n) the Ordinary Share fails to be listed or quoted for trading on any of (o) NYSE, (ii) NASDAQ, (iii) OTCQX, or (iv) OTCQB; or (p) trading in Company’s Ordinary Share is suspended.

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3.2.	Remedies.

At any time and from time to time after Holder becomes aware of the occurrence of any Event of Default, Holder may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Holder may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Holder (for the avoidance of doubt, if Holder elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Holder shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Holder in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (d), (e), (f), (g) or (h) of Section 3.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Holder. At any time following the occurrence of any Event of Default, upon written notice given by Holder to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Holder may continue making Holder Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and Holder shall have all rights as a holder of the Note until such time, if any, until Holder receives full payment pursuant to this Section 3.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon conversion of the Note as required pursuant to the terms hereof.

3.3.	Certain Adjustments.

3.3.1.	Share Dividends and Splits.

If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Ordinary Share or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of this Note), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares into a smaller number of shares or (iv) issues by reclassification of shares of the Ordinary Share any shares of capital share of the Company, then in each case the Holder Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon conversion of this Note shall be proportionately adjusted such that the aggregate Holder Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 3.3.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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3.3.2.	Pro Rata Distributions.

During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution.

3.3.3.	Fundamental Transaction.

If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Share are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Share, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Share or any compulsory share exchange pursuant to which the Ordinary Share is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.3 on the conversion of this Note), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Note is exercisable immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Holder Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Holder Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Share are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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3.3.4.	Calculations.

All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

3.3.5.	Notice to Holder.

Whenever the Holder Conversion Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Holder Conversion Price after such adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Share, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Share, (C) the Company shall authorize the granting to all holders of the Ordinary Share rights or warrants to subscribe for or purchase any shares of capital share of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Share, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Share is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Note register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Share of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Share of record shall be entitled to exchange their shares of the Ordinary Share for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Note constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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4.	Redemption.

4.1	Optional Redemption at Election of Company.

Subject to the provisions of this Section 4.1, at any time after, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem 110% of the then Outstanding Balance of this Note for cash in an amount equal to the Optional Redemption Amount on the 10th Business Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such ten (10) day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the Optional Redemption Period and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within three (3) Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third (3rd) Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all notices of Holder Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

4.2	Monthly Redemption.

On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount (the “Monthly Redemption”) unless waived by the Holders in writing per the Company’s request. The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon ten (10) Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares (the “Pre-Redemption Conversion Shares”) based on a conversion price equal to the lesser of (i) the Fixed Conversion Price, and (ii) 75% of the daily VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any share dividend, share split, share combination or other similar event affecting the Ordinary Shares during such twenty (20) Trading Day period) (the price calculated during the twenty (20) Trading Day period immediately prior to the Monthly Redemption Date, the “Monthly Conversion Price” and such twenty (20) Trading Day period, the “Monthly Conversion Period”); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder. Any Principal of this Note converted during the applicable Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last Principal of this Note scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied against such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion. The Company covenants and agrees that it will honor all notices of Holder Conversion tendered up until such amounts are paid in full. The Company’s determination to pay a Monthly Redemption in cash, Ordinary Shares or a combination thereof shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. If required by the Securities Act, at any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in Ordinary Shares, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.

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In the event the Holder breaches its covenant set forth in the Purchase Agreement, the Company shall be entitled to make all or part of the Monthly Redemption Amount payable on that certain Monthly Redemption Date following the breach in Conversion Shares based on the Monthly Conversion Price notwithstanding the Equity Conditions are not satisfied during the Monthly Conversion Period.

4.3	Redemption Procedure.

4.3.1 The payment of cash or issuance of Ordinary Shares, as applicable, pursuant to an Optional Redemption or a Monthly Redemption shall be payable on the Optional Redemption Date and Monthly Redemption Date. If any portion of the payment pursuant to an Optional Redemption or Monthly Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at the Default Interest Rate until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount or Monthly Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption or Monthly Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 4, the Company’s determination to redeem in cash or its elections under Section 4.2 shall be applied ratably among the Holders of Notes. The Holder may elect to convert the Outstanding Balance of the Note pursuant to Section 2 prior to actual payment in cash for any redemption under this Section 4 by the delivery of a Holder Conversion Notice to the Company, at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 75% of the three (3) lowest VWAPs for the twenty (20) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Conversion Date.

4.4	Commencing after the initial Monthly Redemption Date.

During the period between each Monthly Redemption Date, in the event that the Holder elects to convert more than fifteen percent (15%) of the Original Principal Amount of this Note as of the Issuance Date, plus accrued but unpaid interest (the “15% Limitation”), then the Company shall have thirty (30)-days from the applicable Conversion Date or redemption date, to repay this Note in full, in cash, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note. In the event such repayment is not made to the Holder, the Holder may convert this Note at any amount notwithstanding the 15% Limitation.

5.	Unconditional Obligation; No Offset.

Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Holder, its successors and assigns, and agrees to make the payments or Holder Conversion called for herein in accordance with the terms of this Note.

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6.	Waiver.

No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.	Method of Conversion Share Delivery.

7.1 On or before the close of business on the fifth (5th) Trading Day following the date of delivery of a Holder Conversion Notice, as applicable (the “Delivery Date”), in the event the Conversion Shares have been registered in a registration statement or exempted from registration pursuant to Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Holder in the applicable Holder Conversion Notice and a check payable to Holder for any cash amounts payable as per the Section 7.3. If Borrower is not DWAC Eligible, it shall deliver to Holder or its broker (as designated in the Holder Conversion Notice), via reputable overnight courier, a certificate representing the number of Ordinary Shares equal to the number of Conversion Shares to which Holder shall be entitled, registered in the name of Holder or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Holder or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

7.2 In the event the Conversion Shares are not registered in a registration statement or exempted from registration pursuant to Rule 144, by the Conversion Date, the Company shall (A) update its transfer agent to record the number of Conversion Shares to which Holder shall be entitled upon such conversion, issued as fully paid to Holder and deliver to Holder a certified true copy of such updated shareholder list, (B) the Company shall issue and deliver to Holder a certificate or certificates for the Conversion Shares.

7.3 No fractional shares or securities shall be issued upon conversion of this Note. If the Holder would be entitled to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the Conversion Shares to be issued to the Holder.

8.	Conversion Delays.

If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 7, Holder may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Holder Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Issuance Date for purposes of determining the holding period under Rule 144).

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9.	Governing Law; Venue.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10.	Cancellation.

After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11.	Amendments.

The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

12.	Assignments.

Borrower may not assign this Note without the prior written consent of Holder. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Holder without the consent of Borrower, provided, however, that any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee.

13.	Notices.

Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14.	Liquidated Damages.

Holder and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder’s and Borrower’s expectations that any such liquidated damages will tack back to the Issuance Date for purposes of determining the holding period under Rule 144).

15.	Severability.

If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Holder to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Issuance Date.

BORROWER:

Powerbridge Technologies Co., Ltd.

By:
Name: Stewart Lor Title: Chief Financial Officer

[Signature Page to Convertible Promissory Note]

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ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

1. “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to the date hereof pursuant to which Ordinary Shares and standard options to purchase Ordinary Share may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

2. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Ordinary Share, a comparable reporting service of national reputation selected by Holder and reasonably satisfactory to Borrower).

3. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Ordinary Share on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Ordinary Share prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Ordinary Share, the last closing bid price or last trade price, respectively, of the Ordinary Share on the principal securities exchange or trading market where the Ordinary Share is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Ordinary Share in the over-the-counter market on the electronic bulletin board for the Ordinary Share as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Ordinary Share by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Ordinary Share as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Ordinary Share on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Ordinary Share on such date shall be the fair market value as mutually determined by Holder and Borrower. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

4. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by 10% and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred.

5. “DTC” means the Depository Trust Company or any successor thereto.

6. “DTC Eligible” means, with respect to the Ordinary Share, that such Ordinary Share is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Holder’s brokerage firm for the benefit of Holder.

7. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

8. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

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9. “DWAC Eligible” means that (a) Borrower’s Ordinary Share is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Holder via DWAC; and (f) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

10. “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more notices of Holder Conversion, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Company and the Holder, (d) the Ordinary Shares are trading on a trading market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such trading market (and the Company believes, in good faith, that trading of the Ordinary Shares on a trading market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption or Monthly Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount or Monthly Redemption Amount) to the Holder would not violate the limitations set forth in Section 4.4 herein, and (h) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information.

11. "Exempt Issuance" means the issuance of (a) any Ordinary Shares issued or issuable in connection with any Approved Share Plan; provided that issuances of securities pursuant to an Approved Share Plan shall not be deemed to be Exempt Issuances to the extent (A) in excess of 800,000 Ordinary Shares and (B) such securities vest prior to earlier of (i) seven (7) months after the Issuance Date, provided that the Company is in compliance with the current public information requirement under Rule 144(c) on such date and on such date the Company is unaware of any of any facts or circumstances that might prevent the Company from complying with its current public information requirement set forth in Rule 144(c) in the foreseeable future and (ii) thirty (30) days after the date when a registration statement is effective, covering the resale of all of the registrable securities subject to a separate registration rights agreement to be agreed upon by and between the Company and the Holder, (b) securities issuable upon the conversion, exchange of, conversion or redemption of, or payment of liquidated or similar damages on, any securities issued hereunder, (c) other securities exercisable, exchangeable for, convertible into, or redeemable for Ordinary Shares issued and outstanding on the date of this Note; provided that the terms of such securities are not amended, modified or changed on or after the subscription date to give greater rights to the holders of such securities, including, without limitation, to increase the number of securities underlying such securities, to decrease the exercise, exchange or conversion price of such securities or to extend the term of securities, and (d) any Ordinary Shares, issued or issuable in connection with a bona fide strategic transaction approved by the Board of Directors, or a committee if the Board of Directors, of the Company, the primary purpose of which is not to provide financing to the Company.

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12. “Fundamental Transaction” shall have the meaning set forth in Section 3.3.3

13. “Holder Conversion” shall have the meaning set forth in Section 2.

14. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

15. “Monthly Redemption Amount” means, as to a Monthly Redemption, 110% of the then Outstanding Balance, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note.

16. “Monthly Redemption Date” means the 1st of each month, commencing immediately upon the Original Issue Date, and terminating upon the full redemption or payment of this Note.

17. “Ordinary Share Equivalents” means all shares of Ordinary Share or any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Share (including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the Holder thereof to receive, Ordinary Share), whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, at an effective price per share which is less than the Conversion Price then in effect. If the Company issues any securities convertible or exchangeable into Ordinary Share, the maximum number of shares of Ordinary Share issuable thereunder shall be deemed to be Ordinary Share Equivalents issued as of the time of such issue, if the consideration per share of such Ordinary Share Equivalents (as hereinafter determined) is less than the Conversion Price then in effect. Ordinary Share Equivalents, however, shall not include Exempt Issuances.

18. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Holder (or an affiliate), on the other hand.

19. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, the transaction expense amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Holder, transfer, stamp, issuance and similar taxes and fees related to Conversion, and any other fees or charges incurred under this Note.

20. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

21. “Trading Day” means any day on which The NASDAQ Share Market is open for trading.

22. “VWAP” means the volume weighted average price of the Ordinary Share on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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EXHIBIT A

Powerbridge Technologies Co., Ltd.	Date:

Attn: Stewart Lor, CFO

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

HOLDER CONVERSION NOTICE

The above-captioned Holder hereby gives notice to Powerbridge Technologies Co., Ltd., a Cayman Islands exempted company with limited liability (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Holder on [●], 2020 (the “Note”), that Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Holder Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Holder in its sole discretion, Holder may provide a new form of Holder Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion:

B. Holder Conversion #:

C. Conversion Amount:

D. Conversion Price:

E. Conversion Shares: (C divided by D)

F. Remaining Outstanding Balance of Note: *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Holder Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via Book Entry) to the following account:

Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Holder electronically via the DWAC system, deliver all such certificated shares to Holder via reputable overnight courier after receipt of this Holder Conversion Notice (by facsimile transmission or otherwise) to:

[Signature Page Follows]

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Sincerely,

Holder:

[●]

By: [●]

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